EXHIBIT 10.1

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") dated as of this ______ day of November, 2000 by and among Twin Lakes, Inc., a Nevada corporation, with an address at 1700 W. Horizon Ridge Parkway, Suite 101, Henderson, NV 89102 (the "Corporation"), and Southwest Escrow Company, a financial institution chartered under the laws of the State of Nevada, with an address at 401 North Buffalo, Suite 205, Las Vegas, NV 89145 (the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Corporation is offering, on a "best efforts" basis (the "Offering"), 600,000 units (the "Units"), each Unit consisting of one share of common stock, $.001 par value (the "Common Stock"), and one-third Class A Redeemable Common Stock Purchase Warrant ("Class A Warrants"), whereby the holder of three (3) Units is entitled to exercise one Class A Warrant to purchase one share of Common Stock and one Class B Redeemable Stock Purchase Warrant (the "Class B Warrants" and, together with the Class A Warrants, the "Warrants") to purchase one share of Common Stock;

     WHEREAS, each subscriber in the Offering will enter into a Subscription Agreement with the Corporation;

     WHEREAS, the non-public stockholders of the Corporation have purchased an aggregate of 3,000,000 shares of Common Stock and 1,000,000 Class A Warrants (the "Non- Public Stockholders");

     WHEREAS, the Corporation is a "blank check" company within the meaning of Rule 419 ("Rule 419") of the Securities Act of 1933, as amended (the "Act"); and

     WHEREAS, Rule 419 provides that:

     (a) The securities to be issued and the funds received in the Offering and from the Non-Public Stockholders be deposited and held in an escrow account until an acquisition meeting specified criteria is completed;

     (b) Before the acquisition can be completed and before the funds and securities can be released, the Corporation is required to update its Registration Statement on Form SB-2 first filed on September 13, 2000 with the Securities and Exchange Commission (the "Registration Statement") with a post-effective amendment (the "Post-Effective Amendment") and, after the effective date of the Post-Effective Amendment (the "Effective Date"), the Corporation is required to furnish the subscribers and the Non-Public Stockholders with a supplemental prospectus (which forms a part of the Post-Effective Amendment to the Registration Statement) containing specified information, including a discussion of the business and the audited financial statements of the proposed acquisition candidates;

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     (c) The subcribers and the Non-Public Stockholders must have no less than
20 and no more than 45 days (the "Option Period") from the Effective Date to decide whether to remain a subscriber or Non-Public Stockholder or require the return of their funds ("Optional Investor Termination");

     (d) Any subscriber or Non-Public Stockholder not making any decision within the Option Period is automatically deemed an Optional Investor Termination;

     (e) Unless at least 80% in interest of the subscribers and the Non-Public Stockholders elect to remain subscribers and Non-Public Stockholders, all of the funds held in escrow by the Agent must be returned to all subscribers and Non-Public Stockholders and none of the securities will be issued ("Mandatory Investor Termination"); and

     (f) If the Corporation does not complete an acquisition meeting the specified criteria within 18 months, all of the deposited funds must be returned to the subscribers and the Non-Public Stockholders ("Company Termination").

     NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

     1. Appointment of Agent. The Corporation hereby appoints Southwest Escrow Company as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

     2. Delivery of Subscription Proceeds and Units.

          2.1 All checks, drafts, or other instruments received from subscribers and Non-Public Stockholders for the Units will be delivered by the Corporation to the Agent, made payable to "Southwest Escrow Company, as Escrow Agent for Twin Lakes, Inc." or "Twin Lakes, Inc.-Southwest Escrow Company, as Escrow Agent" together with, as to each subscriber or Non-Public Stockholder, his name, address, social security number or employer identification number, number of Units subscribed for or purchased, and the amount paid in connection with such subscription or purchase. The Agent is hereby empowered on behalf of the Corporation to endorse and collect all checks, drafts, wire funds transfers, promissory notes or other instruments received on account of subscriptions for or purchase of Units. Upon Agent's confirmation of receipt of funds from the subscribers and the Non-Public Stockholders, it shall telephonically advise the Corporation, or the Corporation's designated attorney or agent, of the amount of funds the Agent has received.

          2.2 Upon receipt of each Agent's notice provided for in Section 2.1, the Corporation shall deliver to the Agent Common Stock certificates and Warrants representing the proportionate number of Units subscribed for or purchased by each such subscriber or Non- Public Stockholder.


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     3. Agent to Hold and Disburse Funds and/or Units. The Agent will hold in a special account established for the benefit of the Corporation and disburse all funds, Common Stock certificates and Warrants received by it pursuant to the terms of this Agreement, as follows:

          3.1 In the event that neither a Mandatory Investor Termination nor a Company Termination has occurred and the Corporation completes an acquisition meeting the specified criteria, the Agent will, pursuant to written instructions signed by the Corporation, pay to the Corporation, and/or to any other person designated in such instructions, the proceeds received by the Agent from the sale of such Units available after deducting the funds returned pursuant to subsection 3.3 and deliver the Units to the subscribers and the Non-Public Stockholders other than those subscribers and the Non-Public Stockholders requesting their subscription funds returned pursuant to subsection 3.3.

          3.2 In the event of either a Mandatory Investor Termination or a Company Termination, as the case may be, the Agent shall, within 15 business days after such date, as the case may be, return to the subscribers and the Non-Public Stockholders the respective amounts which such subscribers or Non-Public Stockholders have paid, with interest, and return the Common Stock certificates and Warrants to the Corporation.

          3.3 In the event of an Optional Investor Termination, the Agent will, pursuant to written instructions signed by such subscriber or Non-Public Stockholder, return to such subscriber or Non-Public Stockholder the amount which such subscriber or Non-Public Stockholder paid, with interest and return a proportionate number of Common Stock certificates and Warrants to the Corporation.

          3.4 All funds received by the Agent pursuant to the terms of this Agreement may be invested in a bank money market account or invested in United States Government instruments.

     4. Exculpation and Indemnification of Agent.

          4.1 The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Corporation, the subscribers and the Non-Public Stockholders relating to the escrow deposit under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.


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          4.2 The Agent shall not be liable to the Corporation or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

          4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to the Corporation or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3 hereunder.

          4.4 The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

          4.5 To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent may withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

          4.6 The Agent will be indemnified and held harmless by the


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     Corporation from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies. The Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Corporation, notify the Corporation thereof in writing, but the failure by the Agent to give such notice shall not relieve the Corporation from any liability which the Corporation may have to the Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

          4.7 For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

     5. Termination of Agreement and Resignation of Agent.

          5.1 This Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

          5.2 The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Corporation, the subscribers and the Non-Public Stockholders at least 30 days' notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Corporation all monies and property held hereunder (less such amount as the Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.


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     6. Form of Payments by Agent.

          6.1 Any payments by the Agent to subscribers, the Non-Public Stockholders or to persons other than the Corporation pursuant to the terms of this Agreement shall be made by check, payable to the order of each respective subscriber or other person.

          6.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

     7. Compensation of Agent. For services rendered, the Agent shall receive $_________ as compensation. The Agent shall also be entitled to reimbursement from the Corporation for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and Agents' fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $________ barring any unforeseen circumstances.

     8. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

     if to the Corporation:

               Twin Lakes, Inc.
               1700 W. Horizon Ridge Parkway
               Henderson, NV 89102
               Attention: Johnny R. Thomas, Chief Executive Officer Tel. # (702) 614-1750
               Fax # (702) 614-1790

     with a copy to:

               Snow Becker Krauss P.C.
               605 Third Avenue
               New York, New York 10158
               Attention: Elliot Lutzker
               Tel. # (212) 687-3860
               Fax # (212) 949-7052


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     if to the Agent:

               Southwest Escrow Company
               401 North Buffalo, Suite 205
               Las Vegas, NV 89145
               Attention: Mr. Dale Puhl
               Tel. # (702) 838-0300
               Fax # (702) ________

     9. Further Assurances: From time to time on and after the date hereof, the Corporation shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     10. Consent to Service of Process. The Corporation hereby irrevocably consents to the jurisdiction of the courts of the State of Nevada and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Corporation at its address for purposes of notices hereunder.

     11. Miscellaneous.

          11.1 If for any reason the escrow deposit is not received by the Agent as contemplated herein, the Corporation shall reimburse the Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby.

          11.2 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby", "hereof", "hereto", "hereunder" and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word "person" shall mean any natural person, partnership, Corporation, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.


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          11.3 This Agreement and the rights and obligations hereunder of the
     Corporation may be assigned by the Corporation only to a successor to the Corporation's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent and the Corporation. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.3) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

          11.4 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

     12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                        SOUTHWEST ESCROW COMPANY


                                        By: /s/ Dale E. Puhl
                                           -------------------------------------
                                              Name:  Dale E. Puhl
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

                                        TWIN LAKES, INC.


                                        By: /s/ Johnny R. Thomas
                                           -------------------------------------
                                              Name: Johnny R. Thomas
                                              Title: Chief Executive Officer



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